FOR IMMEDIATE RELEASE

RCS Capital Corporation Completes Acquisition of Strategic Capital Companies

Accretive Acquisition Increases Offerings of Investment Solutions and Continues Expansion of Distribution Platform Focused on Alternative Investments

NEW YORK, NEW YORK, September 2, 2014 - RCS Capital Corporation (“RCAP”) (NYSE: RCAP), announced today that it closed its previously announced acquisition of Strategic Capital Advisory Services (“SCA”), a provider of advisory and operational services to non-exchange traded alternative investment vehicles, and SC Distributors, LLC (“SCD” and, together with SCA, “SC”), a financial services distribution organization focused on alternative investment products. SC will continue to be operated by its current management under the “Strategic Capital” brand.

“We are extremely pleased to have completed the acquisition of Strategic Capital, further enhancing our industry leading wholesale distribution platform,” said William M. Kahane, Chief Executive Officer of RCAP. “We believe the integration of Strategic Capital’s superior investment product offerings coupled with its proven distribution model and technology platform will enable us to continue to execute on our vision to provide a diversified, high-quality portfolio of investment solutions, particularly with investment products beyond American Realty Capital-sponsored products. It will further help us expand our alternative investment solutions platform to meet the needs of the retail investor.”

“We are excited to join the RCAP family,” commented Patrick Miller, co-founder of SC, and President of SCD. “We are confident that our product sponsors and broker-dealer partners will realize significant benefits from our partnership with RCAP.”

About RCAP

RCAP is an investment firm expressly focused on the retail investor. RCAP is engaged in the wholesale distribution, investment banking and capital markets businesses, and a research business focused on alternative investments. Following the closing of recent acquisitions of independent broker-dealers and an investment manager, RCAP is also engaged in the independent retail advice and investment management businesses. RCAP’s business is designed to capitalize, support, grow and manage direct investment and alternative investment programs, and to serve independent financial advisors and their clients. Additional information about RCAP can be found on its website at www.rcscapital.com. RCAP may disseminate information about itself, including the results of its operations and financial information, via social media platforms such as Facebook, LinkedIn and Twitter.

Important Notice

The statements in this press release include statements regarding the intent, belief or current expectations of RCAP and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” “look forward” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements due to certain factors, including our ability to integrate businesses acquired in recent and pending acquisitions into its existing businesses. Additional factors that may affect future results are contained in RCAP's filings with the SEC, which are available at the SEC's website at www.sec.gov. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Investor Inquiries:

Anthony J. DeFazio SVP of Public Relations DDCworks tdefazio@ddcworks.com (484) 342-3600	Andrew G. Backman Managing Director Investor Relations and Public Relations RCS Capital Corporation ABackman@rcscapital.com (917) 475-2135	Brian D. Jones Chief Financial Officer RCS Capital Corporation BJones@rcscapital.com (866) 904-2988